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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Engineering Animation, Inc. for the registration of 172,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota

May 12, 1998